INCENTIVE
            STOCK OPTION AND LIMITED RIGHTS AGREEMENT
                            UNDER THE
                       HARRIS SAVINGS BANK
                1994 INCENTIVE STOCK OPTION PLAN

     INCENTIVE STOCK OPTION AND LIMITED RIGHTS AGREEMENT made on -------------, 1994, between Harris Savings Bank (the "Bank"), and ---------------- (the "Participant"). For purposes of this Agreement, the defined terms contained herein shall have the same meanings as those contained in the Harris Savings Bank 1994 Incentive Stock Option Plan (the "Plan").

     Whereas, the purpose of the Plan is to advance the interests of the Bank by providing incentives to key employees of the Bank and its Affiliates, including Harris Financial, MHC (the
"Company"), the Bank's parent holding company, in the form of opportunities for stock ownership in the Bank; and

     Whereas, in connection with the reorganization of the Bank into a mutual holding company, and the initial public issuance by the Bank of its common stock ("Common Stock") in connection therewith, the Board of Directors determined to grant the Participant an option to purchase shares of Common Stock of the Bank ("Option"), together with Limited Rights attached thereto, which option is intended to be an Incentive Stock Option.

     THEREFORE, to evidence the grant of the Option and Limited
Rights, and subject to the terms and conditions as provided in the Plan, the Bank and the Participant hereby agree as follows:

     1. Grant of Option. The Bank hereby evidences and confirms its grant to the Participant, effective on January 25, 1994, of an Option to purchase -------------- shares of Common Stock, with Limited Rights attached to all such shares, at an exercise price of $10.00 per share (the "Exercise Price"), which was the Fair Market Value of the underlying shares of Common Stock on the Date of Grant. The Option and Limited Rights shall be subject to the provisions of the Plan and this Agreement.

     2. Term and Exercise of Option. The term of the Option shall not exceed a period of 10 years, beginning on January 25, 1994, and ending on January 25, 2004. The Participant may exercise Limited Rights with respect to options which have vested during the term of the Option pursuant to Section 9 of the Plan. Options shall vest and become exercisable on a cumulative basis in equal installments at a rate of % per year commencing one year from the date of the grant. All Options shall vest and become exercisable immediately in the event the Participant terminates employment due to death, Disability, Normal Retirement or in the event of a Change in Control of the Bank or the Bank. Except as provided in Sections 7, 8 and 9 hereof, the Option is non-transferrable and may be exercised by the Participant only while employed by the Bank or its Affiliates. The grant of the Option shall impose no obligation upon the Participant to exercise the Option.

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     3. Manner of Exercise. The Option may be exercised by
written notice delivered to the Bank signed by the Participant or the person or persons eligible to exercise the Option under
Section 18. Such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised, the Exercise Price as to such shares and shall include such written covenants, agreements and representations as the Committee administering the Plan may from time to time deem necessary or desirable in order to ensure compliance with applicable laws, regulations of governmental authority and requirements of any stock market or exchange upon which the Common Stock is traded. Such notice shall be accompanied by payment of the full Exercise Price. As soon as practicable after such notice and payment shall have been received, the Bank shall deliver a certificate or certificates representing the number of shares of Common Stock with respect to which the Option was exercised in the name of the person or persons exercising the Option.

     Payment of the Exercise Price shall be made in cash or by check, or, in whole or in part, through the surrender of shares of Common Stock which will be valued at their Fair Market Value on the date of exercise of the Option in accordance with Section 2(j) of the Plan.

     The Participant shall not be entitled to any rights as a stockholder with respect to such shares of Common Stock being acquired pursuant to the exercise of the Option unless and until certificates evidencing such Common Stock are issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificates are issued except as provided in Section 12.

     In the event the Option shall be exercised by any person other than by the Participant pursuant to Section 8, 9 or 10 hereof, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee administering the Plan of the right of such person to exercise the Option.

     All shares of Common Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     4. Holding Period. Notwithstanding anything herein to the contrary, the Bank shall not be obligated to cause to be issued or delivered any certificate evidencing shares of Common Stock purchased pursuant to the exercise of the Option, unless and until the Bank is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations and governmental authority and requirements of any exchange or stock market upon which the Common Stock is traded or listed. The Bank shall in no event be obligated to register any securities or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     Under current law, the grant of the option and sale of the underlying shares may be deemed to be a purchase and sale, respectively, under Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and therefore may incur short swing profit recovery under this Act and the regulations promulgated thereunder. To avoid liability under Section 16 of the Exchange

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Act a period of six months must elapse between the date of grant and the sale of Common Stock received upon the exercise of an option.

     5. Exercise of Limited Rights. In no event shall Limited Rights be exercisable, in whole or in part, before the expiration of six months from the Date of Grant of the Option, as specified in Section 1. In the event of a Change in Control, as defined in the Plan, the Participant shall have the right, in lieu of purchasing shares of Common Stock covered by the Option, during the term the underlying Option is exercisable, to relinquish the Option with respect to any or all of such shares and to receive from the Bank an amount of cash equal to the difference between the Exercise Price of the Option and the Fair Market Value of the underlying shares of the Common Stock on the date the Limited Rights are exercised, multiplied by the number of shares with respect to which such Limited Rights are being exercised.

     Limited Rights with respect to the Option may be exercised by written notice delivered to the Bank signed by the Participant. Such notice shall state the number of shares of Common Stock in respect to which Limited Rights are being exercised, the date of exercise and the Fair Market Value of the Common Stock on such date. Within fourteen days following delivery of such written notice to the Bank, the Bank shall deliver to the Participant cash or such other form of payment acceptable to the Participant in the amount as determined above with respect to the Limited Rights being exercised.

     Upon any exercise of a Limited Right, the related Option or portion thereof shall cease to be exercisable. Upon exercise or termination of the Option. any related Limited Rights shall terminate.

     6. Non-transferability. The Option and the Limited Rights may be exercised during the Participant's lifetime only by the Participant (and, upon death, by the Participant's beneficiary as defined in Section 18). The Option, the Limited Rights and this Agreement shall not be assignable or transferable by the Participant, other than by will or the laws of descent and distribution. No such transfer of the Option, the Limited Rights, or this Agreement by the Participant by will or the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and such other evidence as the Committee may deem necessary or desirable to establish the validity of the transfer and the agreement by the transferee or transferees to be bound by the terms and conditions of this Agreement and the Plan. The exercise price, upon the election of the Participant, may be paid by such Participant's broker-dealer if such broker-dealer is to be repaid with the proceeds of the sale of a portion of the shares of Common Stock underlying the exercised options as permitted under Rule 16b-6(b) of the Exchange Act ("Cashless Exercise"). Except as provided above, the Option, the Limited Rights and this Agreement shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Option, the Limited Rights or this Agreement contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon the Option, the Limited Rights or this Agreement shall be null and void and without effect.

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     7. Rights in Event of Termination of Employment. Subject to
the condition that the Option shall not be exercisable for more than ten years from the date of grant, the Participant may exercise the Option and Limited Rights while in the continuous employ or service of the Bank or its Affiliates or within three months after the last day on which the Participant is employed by or in service with the Bank or its Affiliates (unless the Participant is Discharged for Cause or on account of death, Disability or Normal Retirement as provided in Sections 8 and 9). If the Participant is Discharged for Cause, all rights under this Agreement shall expire upon the date of termination.

     8. Rights in Event of Death. Subject to the condition that the Option shall not be exercisable for more than ten years from the Date of Grant, if the Participant shall die while employed by the Bank or its Affiliates, the beneficiary of the Participant may exercise all of the shares covered by the Option and the Limited Rights held by the Participant, whether or not otherwise exercisable at such time, within one year from the date of the Participant's death.

     9. Rights in the Event of Termination of Employment for Reason of Disability or Normal Retirement. Subject to the condition that the Option shall not be exercisable for more than ten years from the Date of Grant, if the Participant's employment is terminated by reason of Disability, the Participant shall have the right to exercise all of the shares covered by the Option and Limited Rights for a period of one year from the last day on which the Participant is employed by the Bank or its Affiliates.

     Upon termination of the Participant's service due to Normal Retirement, the Participant shall have the right to exercise all of the shares covered by the Option and Limited Rights, for a period of one year following the date of the Participant's Normal Retirement, provided however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of termination of the Participant's employment as an employee.

     10. Limitations upon Exercise of Options. Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization, an option under the Plan may not be exercised if the exercise of such an option would result in the Company owning less than 50.1 percent of the Common Stock of the Bank.

     11. Surrender Option. In the event of a termination of employment or service due to a Participant's death, Disability or Normal Retirement, the Participant (or the Participant's personal representative(s), heir(s) or devisee(s)) may make application to the Committee, in a form acceptable to the Committee, to surrender all or a part of any options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of the participant's termination of employment and the exercise price of the option.

     The Participant acknowledges that whether the Bank accepts such application or determines to make payment, in whole or in part, is within the absolute and sole discretion of the Bank. It is expressly understood that the Bank is under no obligation to make any such payments. In the event that the Bank accepts a surrender application from the Participant, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.

     12. Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Bank or its Affiliates or shall impose upon the Bank or its Affiliates any obligation to employ or retain the Participant in its employ for any period.

     13. Dilution and Other Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee, pursuant to
Section 14 of the Plan, shall make such proportionate and equitable adjustments to the number of shares of Common Stock covered by the Option and to the exercise price per share covered by the Option to prevent dilution or enlargement of the rights of the Participant under this Agreement.

     14. Notice. Any notice required or permitted under this Agreement shall be deemed given when delivered in person or when mailed by registered mail with return receipt requested, to the Bank addressed to Second and Pine Streets, Harrisburg, PA 17101,
ATTN: Chief Executive Officer, and to the Participant or beneficiary at their last known addresses in the records of the Bank.

     15. Modification and Waiver. Neither this Option and Limited Rights Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, except by an agreement in writing signed by the Participant or the Participant's legal representative and the Bank. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not pre-empted by federal law.

     17. Withholding. There shall be deducted from each distribution of cash and/or stock under the Plan an amount of cash or stock relating to withholding taxes.

     18. Holding Period. The Participant hereby acknowledges that in order to have the tax treatment provided for Incentive Stock Options under Section 422 of the Internal Revenue Code apply, the Participant may not dispose of shares acquired under this Option
(i) for two (2) years from the Date of Grant of the Option and
(ii) for one (1) year after the date the shares of Common Stock are transferred to the Participant.

     19. Designation Beneficiary. The Participant may designate a person or persons to receive, in the event of death, any rights that may be available to the Participant pursuant to the Plan under the Option and this Option Agreement. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If the Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary. The

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Participant may designate a beneficiary or beneficiaries in this agreement or otherwise in writing to the person designated in
Section 13.

     20. Participant Acknowledgment. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors of the Bank, or a designated committee thereof, in respect of the Plan and this Option and Limited Rights Agreement shall be final and conclusive.

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